                                                                    Exhibit 3(i)



April 26, 1994



New England Variable Life Separate Account
New England Variable Life Insurance Company
501 Boylston Street
Boston, MA 02117

Gentlemen:

In my capacity as General Counsel of New England Variable Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing of an amendment to the registration statement on Form S-6, filed by New England Variable Life Separate Account (the "Account") and the Company with the Securities and Exchange Commission under the Securities Act of 1933, with respect to individual Variable Ordinary Life Insurance Policies (the "Registration Statement").

It is my professional opinion that:

     1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of Delaware.

     2. The Variable Ordinary Life Insurance Policies, when issued in accordance with the prospectus contained in the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms; and

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

New England Variable Life Separate Account
New England Variable Life Insurance Company
April 26, 1994
Page 2


I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement (File No. 33-19540) and to the use of my name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                                Very truly yours,



                                                H. James Wilson
                                                General Counsel